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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm as experts under the caption "Independent Accountants" in Amendment No. 1 to the Registration Statement on Form S-4 and related prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of 13,000,000 shares of Cumulative Convertible Voting Preferred Stock, Series B of the Company and to the incorporation by reference therein of our report dated January 7, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1996.


/s/ Ernst & Young LLP
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New York, New York
May 23, 1997